CUSIP No. 011642105	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Alarm.com Holdings, Inc.

Dated:	February 14, 2017

By:	/s/ Stephen Trundle
Stephen Trundle

Stephen Trundle 2015 2 Yr GRAT

BY:	Stephen Trundle
ITS:	Sole Trustee

By:	/s/ Stephen Trundle

STEPHEN TRUNDLE 2015 4 YR GRAT

BY:	Stephen Trundle
ITS:	Sole Trustee

By:	/s/ Stephen Trundle

BACKBONE PARTNERS, LLC

BY:	Stephen Trundle
ITS:	Sole Member

By:	/s/ Stephen Trundle